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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIANA SHIPPING INC.

(Exact name of Issuer as specified in its charter)

The Republic of the Marshall Islands	n/a

(State of incorporation or organization)	(IRS Employer Identification No.)
Pendelis 16 175 64 Palaio Faliro Athens, Greece

(Address of principal executive offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) and is effective pursuant to General Instruction A.(d), check the following box.    ☐

        Securities Act Registration Statement file number to which this form relates: 333-123052

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 Preferred Stock Purchase Rights	New York Stock Exchange New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1.    Description of Registrants Securities to be Registered

        The information required by this item is contained under the heading "Description of Capital Stock" in the registration statement to which this Form 8-A relates (File No. 333-123052). This information contained under the heading "Description of Capital Stock" is incorporated herein by reference.

Item 2.    Exhibits

Exhibit	Description
3.1.	Amended and Restated Articles of Incorporation, which is hereby incorporated by reference to Exhibit 3.1 of the Company's Amended Registration Statement on Form F-1 (Registration No. 333-123052), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on March 1, 2005.
3.2.
Amended and Restated Bylaws of the Company, which are hereby incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form F-1 (Registration No. 333-123052), including exhibits thereto, which was initially filed with the Securities and Exchange Commission on March 1, 2005.
4.
Stock Certificate (specimen) of the Company, which is hereby incorporated by reference to Exhibit 4 in the Registration Statement on Form F-1 (Registration No. 333-123052), including exhibits thereto, filed with the Securities and Exchange Commission on March 1, 2005.
10.1
Form of Stockholders' Rights Agreement, which is hereby incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form F-1 (Registration No. 333-123052), including exhibits thereto, filed with the Securities and Exchange Commission on March 1, 2005.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 18, 2005	DIANA SHIPPING INC.
	By:	/s/ Simeon Palios Name: Simeon Palios Title: Chief Executive Officer

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Securities to be registered pursuant to Section 12(b) of the Act
SIGNATURE